UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: April 1, 2015 (April 1, 2015)
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-197002 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)

240 Greenwich Avenue
Greenwich, Connecticut 06830
(Address of Principal Executive Officer, including Zip Code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01 - Entry into a Material Definitive Agreement
6.500% Senior Notes due 2023
On April 1, 2015, Townsquare Media, Inc., a Delaware corporation (the “Company”), completed the previously announced sale of $300 million aggregate principal amount of its 6.500% senior notes due 2023 (the “New Notes”) at an issue price of 100.0%.
The New Notes were issued and sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The New Notes are senior unsecured obligations of the Company and are guaranteed on a senior basis by certain of the Company’s direct and indirect wholly-owned subsidiaries.
A copy of the press release announcing the closing of the offering of the New Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Indenture
The terms of the New Notes are governed by the indenture, dated as of April 1, 2015 (the “Indenture”), among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”).
Interest and Maturity
The New Notes bear interest at a rate of 6.500% and mature on April 1, 2023. Interest is payable on the New Notes on April 1 and October 1 of each year, commencing on October 1, 2015.
Guarantees
The Company’s obligations under the New Notes are guaranteed by certain of its direct and indirect wholly-owned subsidiaries. The New Notes are the Company’s senior unsecured obligations, will rank equally with all of its existing and future senior unsecured debt and will be senior to all of its existing and future subordinated debt.
Covenants
The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional debt or issue preferred stock; create liens; create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; pay dividends and make other distributions in respect of the Company’s and its subsidiaries’ capital stock; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers and consolidations.
Certain of these covenants will be suspended if the New Notes are assigned an investment grade rating by Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc. and no default or event of default has occurred and is continuing.
Events of Default
The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the Holders of 30% in principal amount of the outstanding New Notes may declare the principal of and unpaid interest on all of the New Notes to be due and payable immediately.
Redemption
At any time prior to April 1, 2018, the Company may redeem the New Notes in whole or in part at a redemption price equal to 100% of the principal amount of the New Notes plus the “applicable premium” set forth in the Indenture. At any time on or after April 1, 2018, the Company may redeem the New Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to April 1, 2018, the Company may redeem up to 40% of the aggregate principal amount of the New Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, holders of the New Notes may require it to repurchase all or part of their New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.
Senior Secured Credit Facility
On April 1, 2015, the Company entered into a $325 million credit agreement (the “New Credit Agreement”) with Royal Bank of Canada, as administrative agent and collateral agent and the lenders and financial institutions party thereto. The New Credit Agreement, subject to the terms and conditions set forth therein, provides for a new seven-year, $275 million term loan facility (the “New Term Loan Facility”) and a five-year, $50 million revolving credit facility (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facility”).
The New Senior Secured Credit Facility replaces the Company’s exiting $111.2 million senior secured term loan facility and its existing senior secured revolving credit facility (together, the “Existing Senior Secured Credit Facility”) under the Company’s existing credit agreement dated April 2, 2012, among Townsquare Radio, LLC, a wholly-owned subsidiary of the Company, as borrower, General Electric Capital Corporation, as administrative agent and collateral agent, and the guarantors, lenders, l/c issuers and financial institutions party thereto (the “Existing Credit Agreement”).
Maturity and prepayments
The New Term Loan Facility matures on April 1, 2022. Revolving loans and swingline loans incurred under the New Revolving Credit Facility mature on April 1, 2020.
Subject to certain exceptions, the New Senior Secured Credit Facility will be subject to mandatory pre-payments in amounts equal to (1) 100% of the net cash proceeds from issuances or incurrence of debt by the Company or any of the subsidiary guarantors (other than with respect to certain permitted indebtedness); (2) 100% of the net cash proceeds from certain sales or other dispositions of assets by the Company or any of the subsidiary guarantors in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; and (3) 50% (with step-downs after December 31, 2015 to 25% and 0% based upon achievement of specified total net leverage ratios) of annual excess cash flow of the Company and its subsidiaries subject to customary exceptions and limitations.
Security and guarantees
The obligations of the Company under the New Senior Secured Credit Facility are guaranteed by each of its direct and indirect, existing and future, domestic subsidiaries, subject to customary exceptions and limitations, pursuant to a guarantee and security agreement, dated as of April 1, 2015 (the “Guarantee and Security Agreement”), by and between the Company, the guarantors party thereto and Royal Bank of Canada, as administrative and collateral agent.
The New Senior Secured Credit Facility is secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s tangible and intangible assets (subject to certain exceptions).
Interest
The initial per annum interest rate applicable to the New Term Loan Facility is 4.25%, based on current LIBOR levels, a 1.00% LIBOR floor and an applicable margin of 325 basis points. The per annum interest rate applicable to the New Revolving Credit Facility is based on current LIBOR levels (or an alternative base rate) and an applicable margin of 250 basis points however, the New Revolving Credit Facility was undrawn at the close of the transaction.
Covenants
The New Senior Secured Credit Facility contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and the guarantors to (1) incur additional indebtedness (including guarantee obligations); (2) incur liens; (3) engage in mergers or other fundamental changes; (4) sell certain property or assets; (5) pay dividends or other distributions; (6) make acquisitions, investments, loans and advances; (7) prepay certain indebtedness, including the New Notes; (8) change the nature of their business; (9) engage in certain transactions with affiliates; and (10) incur restrictions on contractual obligations limiting interactions between the Company and its subsidiaries or limit actions in relation to the New Senior Secured Credit Facility.
Events of Default
The New Senior Secured Credit Facility will contain customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross-default to other indebtedness in an amount of $30 million; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults in an amount of $30 million; actual or asserted invalidity or impairment of any definitive loan documentation; and a change of control.
The foregoing description of the New Senior Secured Credit Facility is subject to, and qualified in its entirety by, the full text of the New Credit Agreement and the Guarantee and Security Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.
Item 1.02 - Termination of a Material Definitive Agreement
Existing Indenture and 9.500% Senior Notes due 2019
The Company is using a portion of the net proceeds from the offering of the New Notes, together with cash on hand and its borrowings under the New Term Loan Facility to redeem the remaining $410.9 million aggregate principal amount of the outstanding 9.00% senior notes due 2019 (the “Existing Notes”), issued by Townsquare Radio, LLC and Townsquare Radio, Inc., two of the Company’s wholly-owned subsidiaries, issued pursuant to an indenture dated as of April 4, 2012, by and between Townsquare Radio, LLC and Townsquare Radio, Inc., as issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Existing Indenture”). The obligations of the Company and the guarantors under the Existing Indenture and with respect to the Existing Notes were terminated on April 1, 2015, concurrently with the redemption of the Existing Notes pursuant to the terms of the Existing Indenture.
Existing Credit Agreement
The New Senior Secured Credit Facility entered into pursuant to the New Credit Agreement replaces the Existing Senior Secured Credit Facility entered into pursuant to the Existing Credit Agreement. All commitments under the Existing Senior Secured Credit Facility were terminated and all obligations thereunder were repaid effective April 1, 2015, concurrent with the effectiveness of the New Senior Secured Credit Facility.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 - Financial Statements and Exhibits
(d)    Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Indenture dated as of April 1, 2015, among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee.
4.2	Form of 6.500% Senior Note due 2023.
10.1	Credit Agreement dated as of April 1, 2015, among the Company, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders and financial institutions party thereto.
10.2	Guarantee and Security Agreement dated as of April 1, 2015, among the Company, the guarantors party thereto and Royal Bank of Canada, as administrative and collateral agent.
99.1	Press Release of Townsquare Media, Inc., dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Chief Financial Officer

Date: April 1, 2015

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